AMENDED PURCHASE AGREEMENT


         THIS AMENDED PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the ____ day of August, 1999, by and between New World Publishing, Inc., a Colorado corporation ("PURCHASER") and Interactive Consumer Services, Inc. ("SELLER").

                               W I T N E S S E T H

         WHEREAS, SELLER owns rights to a network of 96 Points of Presence ("POPs") and desires to sell POPs to PURCHASER on the terms and conditions set forth in this Agreement; and

         WHEREAS, PURCHASER desires to acquire POPs for the purchase price stated in this Agreement and on the terms and conditions set forth herein;

         WHEREAS, PURCHASER and SELLER entered into a Purchase Agreement on July 22, 1999 (the "Purchase Agreement") with respect to purchase of POPs; and on the terms and conditions set forth therein;

         WHEREAS, PURCHASER and SELLER desire to amend the Purchase Agreement with the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows:

                                    ARTICLE 1

                            SALE AND PURCHASE OF POPS

         1.1 SALE OF POPS. At the date of the signing of this Agreement as provided in Section 3.1 hereto (the "Closing"), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, SELLER shall sell to PURCHASER, and PURCHASER shall purchase from SELLER, the POPs together with all Ecodyne and other voice hardware and software located at the 96 POPs. The list of 96 POP locations and description POPs equipment, including but not limited to, hardware and software equipment (collectively, "POPs Equipment") is attached to this Agreement as
Exhibit 1.1 and incorporated herein by reference.

         1.2 GRANT OF EXCLUSIVE RIGHT TO PURCHASER. SELLER grants to PURCHASER an exclusive right to collocate voice and other data hardware and software at the 96 POP locations.

         1.3 GRANT OF EXCLUSIVE RIGHT TO SELLER. PURCHASER grants to SELLER an exclusive right to use POPs Equipment for SELLER'S own business, which shall not compete or interfere with PURCHASER'S business. SELLER agrees not to move off POPs Equipment at any time during use.

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         1.4 GRANT OF RIGHT OF FIRST REFUSAL. PURCHASER grants to SELLER an exclusive right of first refusal to purchase back the Ecodyne and other voice hardware and software from PURCHASER for 50,000 shares of PURCHASER's common stock.

         1.5 RIGHT TO BUY-BACK. SELLER shall have an exclusive right to purchase back POPs Equipment, as herein defined, from PURCHASER in the event that PURCHASER (i) becomes insolvent; (ii) admit in writing its inability to pay its debts generally or as they become due; (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for, or consent to the appointment of, a trustee, liquidator, or receiver for its or for a substantial part of its property or business; or a trustee, liquidator or receiver shall be appointed for PURCHASER or for a substantial part of its property or business without PURCHASER'S consent and such appointment is not discharged within sixty (60) days after such appointment; or (v) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the PURCHASER and shall not be dismissed within sixty (60) days thereafter; or (vi) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the PURCHASER and, if instituted against PURCHASER, shall not be dismissed within sixty days after such institution or PURCHASER shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in, any such proceeding; or (vii) substantial change in management of PURCHASER. The buy-back purchase price in the events described in this Section 1.5 shall be 200,000 shares of common stock of PURCHASER.

         1.6 MAINTENANCE OF POPS EQUIPMENT AND LEASES BY SELLER. SELLER agrees to maintain and upgrade, as may be necessary, POPs Equipment to ensure that POPs Equipment is in working condition at all times. SELLER and PURCHASER agree that POPs Equipment shall not be moved from its current locations or altered in anyway unless otherwise herein provided, or with written authorization of SELLER. SELLER also agrees to maintain the leases and other relevant contracts, as they pertain to POPs locations, including but not limited to, monthly lease payments for all 96 POPs. See Exhibit 1.5 incorporated herein by reference.

         1.7 ACCOMMODATION OF POPS' APPLICATIONS BY PURCHASER. PURCHASER agrees to accommodate applications currently being used at POPs' locations. Further as PURCHASER builds its voice over IP network, it agrees to accommodate the voice applications of SELLER, as provided in the Exhibit 1.6 incorporated herein by reference. SELLER agrees to such accommodations of POPs' applications.

         1.8 INSTRUMENTS OF CONVEYANCE AND TRANSFER. SELLER agrees to grant, convey, sell, assign, transfer and deliver to PURCHASER on the Closing Date (as hereinafter defined), and PURCHASER agrees on the Closing Date to purchase, accept and assume, all properties, assets, privileges, rights, interests and claims that are owned by SELLER and used or held for use in connection with the network of 96 POPs, as described herein and in the Exhibits to this Agreement,

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

which are incorporated herein by reference and constitute a part of this Agreement, as of the Closing Date.

         1.9 CONSIDERATION AND PAYMENT FOR POPS. In consideration for the acquisition of POPs, PURCHASER shall issue and deliver to SELLER, the purchase price equal to 300,000 shares of "restricted" common stock of PURCHASER ("Purchase Price Shares"). With respect to 50,000 shares of common stock included in the Purchase Price (the "Shares"), PURCHASER agrees to provide the SELLER with "piggyback" registration rights, pursuant to which the PURCHASER has agreed to include the Shares in any registration statement filed by the PURCHASER under the Securities Act of 1933, as amended, to cover a public resale of the shares of the common stock.

         1.10 LIABILITIES. The POPs shall be sold and conveyed for PURCHASER'S use free and clear of all security interests, including, but not limited to, all mortgages, liens, deeds of trust, security interests, pledges, restrictions, prior assignments, charges, claims, and encumbrances of any kind or type whatsoever, as may herein be applicable. Except as otherwise specifically provided herein, or as otherwise specifically agreed by PURCHASER and SELLER, PURCHASER shall NOT assume or be liable for, and does not, and does not undertake to attempt to, assume or discharge any liability or obligation of SELLER arising out of or relating to POPs, their locations, leases, contracts or POPs Equipment.


                                    ARTICLE 2

              REPRESENTATIONS AND COVENANTS OF SELLER AND PURCHASER

         2.1 The SELLER hereby represents and warrants that:

                  (a) It shall transfer right and title, in and to POPs, to the SELLER free and clear of all liens, security interests, pledges, encumbrances, charges, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.
                  (b) By reason of the SELLER'S knowledge and experience in financial and business matters in general, and investments in particular, the SELLER'S is able to evaluate the merits and risks of an investment in the Purchase Price Shares.
                  (c) The SELLER is acquiring the Purchase Price Shares as principal, solely for the SELLER'S respective own accounts, for investment, and not with an intent to sell, or for sale in connection with any distribution of the Purchase Price Shares, and no other person has any interest in or right with respect to the Purchase Price Shares.
                  (d) The SELLER is an "accredited investor" as that term is defined in Section 501 of Regulation D of the Act.

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

                  (e) The person executing this Agreement on behalf of the SELLER has all right, power and authority to so execute and deliver this Agreement.
                  (f) Each of the representations and warranties of SELLER contained in this Agreement shall have been true and correct as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and correct except to the extent changes are permitted or contemplated pursuant to this Agreement or arise in the ordinary course of business, such determination shall be made based upon the Exhibits delivered prior to or concurrent with the execution of this Agreement.
                  (g) SELLER shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or on the Closing Date.


         2.2      The PURCHASER hereby represents and warrants that:

                  (a) The person executing this Agreement on behalf of the PURCHASER has all right, power and authority to so execute and deliver this Agreement.
                  (b) Each of the representations and warranties of PURCHASER contained in this Agreement shall have been true and correct as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and correct except to the extent changes are permitted or contemplated pursuant to this Agreement or arise in the ordinary course of business, such determination shall be made based upon the Exhibits delivered prior to or concurrent with the execution of this Agreement.
                  (c) PURCHASER shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         2.3 On the Closing Date as defined herein in Section 3.1, the SELLER shall deliver to the PURCHASER this signed Agreement and any and all other instruments necessary for transfer, use and operation of POPs, as may be necessary or applicable, and PURCHASER shall deliver to SELLER this signed Agreement and certificates representing the Purchase Price Shares subject to no liens, security interests, pledges, encumbrances, charges, demands or claims in any other party whatsoever, except for the Rule 144 restrictive legend endorsed thereon.


                                    ARTICLE 3

                        CLOSING AND DELIVERY OF DOCUMENTS

         3.1 CLOSING. The Closing shall be deemed to have occurred on or before August___, 1999. Subsequent to the signing of this Agreement, the following shall occur:

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         3.2 DELIVERY BY SELLER. SELLER shall deliver this signed Agreement with all the necessary instruments of conveyance and transfer of right and title with respect to POPs, as may be applicable.

         3.3 DELIVERY BY PURCHASER. The PURCHASER shall deliver this signed Agreement and the Purchase Price Shares as required by Section 1.3 and Section
1.4 to SELLER at the Closing.


                                    ARTICLE 4

                        TERMINATION, AMENDMENT AND WAIVER

         4.1 TERMINATION. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to delivery of all consideration due hereunder solely by the mutual consent of all of the parties.

         4.2 WAIVER AND AMENDMENT. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.


                                    ARTICLE 5

                                  MISCELLANEOUS

         5.1 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

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

         5.2 ARBITRATION. If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, or with respect to the performance by either of the parties under this Agreement, then either party may, by notice as herein provided, require that the dispute be submitted under the Commercial Arbitration Rules of the American Arbitration Association to an arbitrator in good standing with the American Arbitration Association within fifteen (15) days after such notice is given. The written decision of the single arbitrator ultimately appointed by or for both parties shall be binding and conclusive on the parties. Judgment may be entered on such written decision by the single arbitrator in any court having jurisdiction and the parties consent to the jurisdiction of the courts of the state of California for this purpose. Any arbitration undertaken pursuant to the terms of this section shall occur in the state of California.

         5.3 CHOICE OF LAW. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

         5.4 JURISDICTION. The parties submit to the jurisdiction of the Courts of the State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

         5.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         5.6 INDEMNIFICATION. PURCHASER, on the one hand, and SELLER, on the other hand, hereby jointly and severally agree to indemnify and hold harmless each other, their directors, officers and employees and all persons which they directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, and their respective successors and assigns from, against and in respect of, the amount of any and all losses, damages, liabilities and claims sustained by the party to be indemnified and arising out of, based upon or resulting from: (i) their breach of any misrepresentation, breach of warranty, or any non-fulfillment of any representation, warranty, covenant, obligation or agreement made by them pursuant to this Agreement; (ii) any error contained in any statement, report, certificate or other document or instrument delivered by them pursuant to this Agreement or contained in any exhibit hereto; and (iii) any and all acts, suits, proceedings demands, assessments and judgements, and all fees, costs and expenses of any kind, related or incident to any of the foregoing (including, without limitation, any and all Attorneys' Fees (as defined below)).

         5.7 ATTORNEYS' FEES. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the nonprevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

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

         5.8      CONFIDENTIAL INFORMATION.

         (a) The parties acknowledge that either party may have access or furnish to the other party in the course of the negotiation, execution and performance of this Agreement, proprietary information pertaining to POPs Equipment or know-how technology, as well as to other material related to POPs, non-public information owned or possessed by either party. The parties further agree that such proprietary information owned or possessed by either party is Confidential Information.

         (b) The parties agree to keep and shall cause its agents to keep, all Confidential Information of the other party secret (using appropriate safeguards and in a manner not less stringent than it would use with respect to its own confidential information), and not to disclose it to others, unless a written consent of such a party is obtained.

         (c) Notwithstanding the foregoing, neither party shall have the obligation to hold Confidential Information of the other in confidence, if: (i) such Confidential Information is now in, or subsequently comes into, the public domain except as a result of a breach of this or any other secrecy or nondisclosure agreement; (ii) the Confidential Information is made the subject of a patent, but only to the extent that Confidential Information is disclosed therein; (iii) the Confidential Information was known to the party prior to disclosure to it: (iv) the Confidential Information is disclosed by a third party having the right to disclose the same; or (v) disclosure of the Confidential Information is required by a court, or in the reasonable opinion of counsel to the party proposing to disclose, the disclosure is required by applicable government regulation.

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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.


                                            NEW WORLD PUBLISHING, INC.
                                            PURCHASER


                                            By:  ___________________________

                                            Its:____________________________



                                            INTERACTIVE CONSUMER SERVICES, INC.
                                            SELLER

                                            By: ___________________________

                                            Its: ___________________________


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

                                   EXHIBIT 1.1

                                 POPS LOCATIONS
                                 --------------




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                                 POPS EQUIPMENT
                                 --------------




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                                   EXHIBIT 1.5

                            POPS LEASES AND CONTRACTS
                            -------------------------




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                                   EXHIBIT 1.6

                DESCRIPTION OF ACCOMMODATION TO POPS APPLICATIONS
                -------------------------------------------------

Within the CISCO 5300 and 5800 routers voice applications support a voice module. The current voice boxes will be attached to the voice ports of the CISCO routers. At Irvine the CISCO routers will have a T1 interface that will drop into the voice boxes. Over the same T1 links that carry dial tone, they will also carry voice. The function of the 5300 and 5800 also provide compression on the voice which is normally 64 KB (1DSO) could get up to 8 to 1 depending on the quality that is acceptable to SELLER. Where they are used to getting 24 DSO's per T1, with compression they will have left over bandwidth which will be used for data.

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                                   EXHIBIT 1.7

                     INSTRUMENTS OF CONVEYANCE AND TRANSFER
                     --------------------------------------



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